Exhibit 23.2

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (Nos. 333-205059, 333-205071) and in the Registration Statements on Form S-8 (Nos. 333-108681, 333-117069, 333-147270, 333-162453, 333-181442) of DDR Corp. of our report dated February 21, 2017 relating to the financial statements of DDR-SAU Retail Fund, L.L.C., which appears in this Annual Report on Form 10‑K of DDR Corp.

/s/ PricewaterhouseCoopers LLP
Cleveland, Ohio
February 21, 2017